EXHIBIT 16

September 19, 2003

Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, DC  20549

Re:                               Lee Pharmaceuticals

SEC File No. 1-7335

Gentlemen:

We have read Item 4 of the Form 8-K of Lee Pharmaceuticals dated September 18, 2003 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Caldwell, Becker, Dervin, Petrick & Co., L.L.P.

CALDWELL, BECKER, DERVIN, PETRICK & CO., L.L.P.